Exhibit 10.3

FOURTH AMENDMENT TO
PIPELINES AND TERMINALS AGREEMENT
This Fourth Amendment to the Pipelines and Terminals Agreement (this “Amendment”), by and between Holly Energy Partners, L.P. (“HEP”) and Alon USA, LP (“Alon”), is entered into as of the 6th day of October, 2014. HEP and Alon are collectively referred to as the “Parties,” and each individually as a “Party.”
WHEREAS, HEP and Alon are parties to that certain Pipelines and Terminals Agreement dated February 28, 2005, (i) as supplemented by that certain Letter Agreement to Pipeline and Terminals Agreement dated January 25, 2005, (ii) as further supplemented by that certain Second Letter Agreement to Pipeline and Terminals Agreement dated June 29, 2007, (iii) as further amended by that certain First Amendment to Pipelines and Terminals Agreement effective September 1, 2008, (iv) as further amended by that certain Second Amendment to Pipelines and Terminals Agreement dated March 1, 2011, (v) as further supplemented by that certain Third Letter Agreement to Pipeline and Terminals Agreement dated June 29, 2007, and (iv) as further amended by that certain Third Amendment to Pipelines and Terminals Agreement dated June 6, 2011 (as so supplemented and amended, the “Agreement”);
WHEREAS, Alon has requested that HEP undertake expansion of the delivery capacity into the Abilene Terminal, which shall include installation of a new lateral from the Tye Junction to Abilene Terminal and expanded receipt capability at the Abilene Terminal;
WHEREAS, in connection with Phase 1 (as defined herein), Alon has agreed to increase its minimum commitment of Refined Products that it will transport on the Abilene Pipeline; and
WHEREAS, HEP and Alon desire to further amend the Agreement to reflect the foregoing.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.    Section 1. Section 1 of the Agreement is hereby amended to add, in alphabetical order, the following definitions, reading as follows:
“Phase 1” means the increase of the delivery capacity into the Abilene Terminal by installing a new lateral from the Tye Junction to the Abilene Terminal and by installing expanded receipt capability at the Abilene Terminal.
“Phase 1 Commencement Date” means the date on which HEP has notified Alon that, in HEP’s reasonable opinion, facilities associated with Phase 1 are available for service and operating as expected in delivering Refined Products.
“Tye Junction” means the point approximately five miles north of Abilene Terminal where the existing Trust X-6 to Abilene Terminal connector ties into the Trust X-6 pipeline.
2.    Exhibit A. Effective as of the Phase 1 Commencement Date until the earlier of (a) the expiration of the Initial Term and (b) five years from the Phase 1 Commencement Date, Exhibit A to the Agreement shall be amended and restated in its entirety (for such period) and shall read as set forth on a new Exhibit A-1 attached to this Amendment as Appendix A.
3.    Additional Agreements. HEP agrees to use commercially reasonable efforts to complete the improvements necessary for the Phase 1 Commencement Date to occur no later than November 30, 2014.
4.    General Provisions. To the extent of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control. Except as set forth in this Amendment, the parties ratify and affirm the Agreement (as previously supplemented and amended) in its entirety, and the Agreement shall remain in full force and effect. This Amendment shall inure to the benefit of, and be binding on, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.
5.    Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the date first set forth above.
ALON USA, LP
By:    ALON USA GP II, LLC,
its General Partner
By:    /s/ Alan P. Moret
Name: Alan P. Moret
Title: Sr. Vice President

HOLLY ENERGY PARTNERS, L.P.
By:    HEP LOGISTICS HOLDINGS, L.P.,
General Partner
By:    HOLLY LOGISTICS SERVICES, L.L.C.
General Partner
By:    /s/ Bruce R. Shaw
Name: Bruce R. Shaw
Title: President

REFINED PRODUCT PIPELINES

Origin and Destination	Miles of Pipeline	Diameter	Capacity	Minimum Volume Commitment	Incentive Volume Requirement	Section 2(a)(v) 60 Day Discount Rate	Section 2(a)(v) 180 Day Discount Rate
		(inches)	(bpd)	(bpd)	(bpd)
Big Spring, TX to Abilene, TX (6”)……….	105.2	6	20,000	11,080	12,927	6.8%	32.6%
Midland, TX to Orla, TX*………………….	136.5	8/10	25,000	14,040	16,380	8.5%	27.5%
Big Springs, TX to Wichita Falls, TX……..	226.5	6/8	23,000	15,815	18,451	3.7%	16.1%
Wichita Falls, TX to Duncan, OK…………	46.7	6	21,000	4,844	5,652	16.8%	57.3%
Abilene, TX to Dyess AFB………………..	1.6	8	53,000	1,167	1,362	4.6%	22.4%

*Excludes 38 mile, 6-inch leased

Chevron pipeline from Coahoma Station to Midland, TX and 3.4 miles of ALON owned pipeline from the Refinery to Coahoma Station.

Fourth Amendment to Pipelines and Terminals Agreement

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